SETTLEMENT AGREEMENT AND GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE  (this “Agreement”) is made and entered into as of February 25, 2009,  by and among The Blackhawk Fund, a Nevada corporation (“BHWF”) and Debbie Avey, an individual (“Avey”).  BHWF and Avey are collectively referred to as the “Parties”.

RECITALS

A.  Conflict.   A series of disputes has arisen between BWHF and Avey regarding that certain real estate located at 908 Miramar Avenue, Oceanside, California 92054 (the “Property”) and the rights and obligations of the Parties under that certain Joint Venture Agreement dated as of June 20, 2006 and amended by that certain Amendment to Joint Venture Agreement dated December 30, 2007 by and between the Parties (the “JV Agreement”).

B.  Purpose.   In order to avoid the possible costs, burdens or distractions of litigation, the Parties now desire, and through the execution of this Agreement, intend to dispose of and resolve fully and completely any and all disputes, claims, issues and differences between them, including, but not limited to, any and all actual or implied claims, demands or causes of action asserted by the Parties or which could have been asserted by or against the Parties in any action or proceeding in any legal, administrative or other forum whatsoever.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Quitclaim Deed. Concurrently with the execution of this Agreement, BHWF shall transfer the property to Avey pursuant to a Quitclaim Deed (the “Quitclaim Deed”), a copy of which is attached hereto as Exhibit A.

Section 2.  Termination of JV Agreement.  The Parties agree that all of the provisions contained in the JV Agreement shall be terminated and of no further force and effect.  In addition, each Party hereby waives any and all right to any claims or damages previously incurred under the JV Agreement.

Section 3.  Release, Termination, and Waiver.

3.1 BHWF, on behalf of itself and each of its agents, attorneys, insurers, heirs, assigns, beneficiaries, executors, trustees, conservators, representatives, predecessors-in-interest, successors-in-interest, and whomsoever may claim by, under or through them, and all persons acting by, through, under or in concert with any of them (the “BHWF Releasing Parties”), hereby irrevocably and unconditionally forever release, remise, acquit and discharge Avey and all of her present, former or future agents, representatives, employees, independent contractors, directors, shareholders, officers, attorneys, insurers, subsidiaries, divisions, parents, assigns, affiliates, predecessors and successors from and against any and all debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, misrepresentations, defamatory statements, tortious conduct, acts or omissions, rights, obligations, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims, or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, real or imaginary, alleged or actual, suspected or unsuspected, known or unknown, liquidated or non-liquidated, of any kind or nature or description whatsoever, arising from the beginning of the world through the date of this Agreement which each of the BHWF Releasing Parties ever had, presently have, may have, or claim or assert to have, or hereafter have, may have, or claim or assert to have, against Avey (the “BHWF Released Claims”).

3.2 Avey, on behalf of herself and each of her agents, attorneys, insurers, heirs, assigns, beneficiaries, executors, trustees, conservators, representatives, predecessors-in-interest, successors-in-interest, and whomsoever may claim by, under or through her, and all persons acting by, through, under or in concert with any of them (the “Avey Releasing Parties”), hereby irrevocably and unconditionally forever release, remise, acquit and discharge BHWF and all of its present, former, or future agents, representatives, employees, independent contractors, directors, shareholders, officers, attorneys, insurers, subsidiaries, divisions, parents, assigns, affiliates, predecessors and successors, from and against any and all debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, misrepresentations, defamatory statements, tortious conduct, acts or omissions, rights, obligations, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims, or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, real or imaginary, alleged or actual, suspected or unsuspected, known or unknown, liquidated or non-liquidated, of any kind or nature or description whatsoever, arising from the beginning of the world through the date of this Agreement which the Avey Releasing Parties ever had, presently have, may have, or claim or assert to have, or hereafter have, may have, or claim or assert to have, against BHWF, including without limitation, any claims under the JV Agreement (the “Avey Released Claims”).

3.3 The Parties acknowledge and understand that hereafter they may discover or appreciate claims, facts, issues or concerns in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Agreement that, if known or suspected at the time of execution of this Agreement, might have materially affected the settlement embodied herein.  The Parties nevertheless agree that the general releases and waivers described in Paragraphs 3.1 and 3.2 above apply to any such additional or different claims, facts, issues or concerns.  The Parties acknowledge that this release is intended to be very broad and is a critical element of the Parties’ settlement.

3.4 It is the intention of the Parties that the foregoing general releases shall be effective for use as a protective bar to all BHWF Released Claims and Avey Released Claims.  In furtherance, and not in limitation of such intention, the general release provided for herein shall be, and shall remain in effect, as a full and complete release, notwithstanding the later discovery or existence of any additional or different facts or claims, without limitation.

3.5 The Parties expressly acknowledge that they have been advised by their respective attorneys and are familiar with and understand the provisions of California Civil Code Section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Party Initials:

BHWF: _______                                                      Avey: _______

3.6 The Parties hereby voluntarily and expressly waive and relinquish each and every right or benefit which they may have under California Civil Code Section 1542 to the full extent that they may lawfully waive such rights.  The Parties acknowledge that they may hereafter discover facts in addition to or different from those which they presently know or believe to be true regarding the subject matter of the dispute and the other matters herein released, but agree that they have taken that possibility into account and that it is their intention hereby to fully, finally and forever settle and release the matters, disputes and differences, now known or unknown, suspected or unsuspected, arising out of or in any way relating to the matters released pursuant to this Agreement.

3.7 The Parties hereto acknowledge that they expressly understand that this Agreement and the settlement it represents (a) is entered into solely for the purpose of avoiding any possible future expenses, burdens or distractions of litigation and (b) in no way constitutes an admission by any party hereto of any liability of any kind to any other party or of any wrongdoing on the part of either Party.  In this connection, the Parties specifically deny any liability in connection with any claims which have been made or could have been made, or which are the subject matter of, or arise from, or are connected directly or indirectly with or related in any way to the rights, duties and obligations by, between, and among the parties, including, but not limited to, any violation of any federal or state law (whether statutory or common law), rule or regulation, and the Parties deny that a violation of any such law, rule or regulation has ever occurred.

Section 4.  Miscellaneous.

4.1 Representations and Warranties.  Each Party represents and warrants that each is the sole owner of all claims, rights, demands, and causes of action that each is relinquishing by executing this Agreement and that no other persons or entities have any interest in such claims, rights, demands or causes of action.

4.2 Representation by Counsel.  The Parties acknowledge that they are executing and delivering this Agreement with full knowledge of any and all rights which they may have with respect to the claims and causes of action herein settled and released. The Parties acknowledge that they are represented by and have consulted with attorneys of their own choosing to the extent desired before executing and delivering this Agreement in order to review this document and the claims and causes of action being settled and released hereby and thereby, and that they have had a reasonable and sufficient opportunity to do so.

4.3 Binding Effect of Agreement.  This Agreement shall inure to the benefit of the Parties and shall be binding upon the Parties, and their respective heirs, administrators, executors, representatives, attorneys, agents, predecessors in interest (if any), successors, affiliates, assigns and beneficiaries.

4.4 Expenses and Fees.  Each Party shall bear its own attorneys’ fees, costs and expenses, and consultants, advisors and experts’ fees, costs and expenses, arising or relating to the negotiation, execution, and delivery of this Agreement.  The Parties expressly agree to waive all statutory, contractual, and/or common law rights to recover any attorney’s fees, costs and expenses, and consultants, advisors and experts’ fees, costs and expenses, arising or relating to the negotiation, execution, and delivery of this Agreement.

4.5 Governing Law.  The Parties agree that the validity, effect and construction of this Agreement as well as any rights, duties and obligations thereunder, and any disputes concerning any of the provisions of this Agreement or over the negotiation or execution thereof, shall be interpreted under, governed by and construed in accordance with the laws of the State of California without regard to conflict of law provisions.

4.6 Dispute Resolution.  Any dispute between any of the Parties concerning any of the provisions of this Agreement or the rights, duties and obligations hereunder shall be exclusively resolved in an action or proceeding brought against in the state or federal courts of the State of California, County of Orange and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  The parties hereto each waive any claim that such jurisdiction is not a convenient forum for any such action; provided, however, that each party reserves the right to seek to remove the action or proceeding from the state court to the federal court in such jurisdiction or vice versa.  The prevailing party in any proceeding instituted to resolve any dispute between any of the Parties arising out of or relating to this Agreement shall be entitled, in addition to any award rendered, to all reasonable attorneys’ fees, costs and expenses incurred in connection with any such proceeding.

4.7 Additional Documents.  The Parties and their counsel agree to execute all further and additional documents and to take such other acts necessary under the circumstances to accomplish the purposes set forth in this Agreement.

4.8 Entire Agreement; Amendments.  This Agreement and the exhibits hereto and thereto and the documents referenced herein and therein, respectively, constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.  This Agreement may be amended, altered, modified or waived, in whole or in part, only in a writing executed by all the Parties to this Agreement.  This Agreement may not be amended, altered, modified or waived, in whole or in part, orally.

4.9 Severability.  In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be declared in a legal forum to be invalid, illegal, ineffective or unenforceable in any respect, such invalidity, illegality, ineffectiveness or unenforceability shall not affect any other provision of this Agreement, which Agreement shall remain in full force and effect, valid and binding upon the Parties, and each of the provisions of this Agreement shall be enforceable independently of any other provision of this Agreement and independently of any other claim or cause of action.

4.10 Execution in Counterparts.  This Agreement may be executed in several counterparts, each of which shall be considered to be an original or total copy of the Agreement. The Agreement shall become effective only upon its execution by all Parties hereto.  A facsimile copy of said signatures of all of the Parties will be sufficient to make this Agreement binding on all Parties.

4.11 Non-Waiver.  The failure of any Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

4.12 Titles.  The titles of the Sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the terms of this Agreement.

4.13 Acknowledgment.  The Parties acknowledge that they have read this Agreement and that they fully know, understand, and appreciate its contents and that they have executed the same and make the settlement and release provided for herein voluntarily and of their own free will.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have each executed this Agreement as of the date first set forth above.

BHWF:	THE BLACKHAWK FUND

By:
Name: Frank Marshik
Title: President

Avey:

Debbie Avey